Exhibit 10.15

AMENDMENT NO. 2

To Employment Agreement of

Stuart Benson

Reference is made to that certain Executive Services Agreement (the “Agreement”) dated as of August 21, 2003 between Vital Living, Inc., a Nevada corporation (the “Company”) and Stuart Benson (the “Employee”).

The parties hereto desire to amend the Agreement as follows:

1.                                       Paragraph 2 of the Agreement is hereby amended and restated as follows:

2.                                      TERM:

The term of Employee’s engagement hereunder shall be for a period of three (3) year terms commencing as of August 21, 2003 and ending August 20, 2006 (such period, as may be modified by the provisions of this paragraph or unless sooner terminated pursuant to Section 6 hereof (the “Termination Sections”), being referred to herein as the “Term”).

2.                                       Paragraph 3(a) of the Agreement is hereby amended and restated as follows:

3.                                      COMPENSATION AND BENEFITS:

(a)                                  Compensation

During the Term, Employee shall receive compensation (the “Base Compensation”) at the rate of $16,000 per annum during the first year of the Term, $18,000 during the second year of the Term beginning August 21, 2004 and ending August 20, 2005, and $200,000 during the third year of the Term beginning August 21, 2005 and continuing during the third year of Employment which shall end on August 20, 2006.  Employee’s Base Compensation shall be payable no less frequently than bi-monthly, depending on the payroll system adopted by the Company.

3.                                       Paragraph 6(c) of the Agreement is hereby amended and restated as follows:

(c)                                  Termination Without Cause.

If Employee’s employment is terminated without “Cause”, the Company shall pay the Employee, within 30 days of such termination, the remaining balance of the Base Compensation for the remainder of the Term or for a twelve (12) month period, (at the applicable rate)whichever is greater.

4.                                       Paragraph 7(b) of the Agreement is hereby amended and restated by adding the following additional provision:

“or (iii) Employee is not elected to the Board of Directors or is otherwise removed from the Board of Directors.”

This Amendment is executed this 21 day of August, 2003

Vital Living, Inc.

By:
Its:

Agreed to and Accepted:

By:
Stuart Benson